UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 1, 2012

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2012, Computer Software Innovations, Inc. (the “Company”) entered into new facilities with Fifth Third Bank (the “Bank”). These included a revolving line of credit in the principal amount of $8,000,000 (the “Revolving Loan”) and a term loan in the principal amount of $700,000 (the “Term Loan”). The terms of the new facilities are set forth in the following agreements, all dated March 6, 2012: (1) the Credit Agreement between the Bank and the Company (the “Credit Agreement”); (2) Commercial Promissory Note in the amount of $700,000 to the Bank (the “Term Note”); (3) the Commercial Promissory Note in the amount of $8,000,000 to the Bank (the “Revolving Line of Credit”); and (4) the Security Agreement between the Company and the Bank (the “Security Agreement). The proceeds of the Revolving Loan may be used for operating purposes, including working capital, and to payoff existing debt. The proceeds of the Term Loan may be used to refinance an existing term facility.

Both the Revolving Loan and the Term Loan (collectively, the “Loans”) bear interest at a rate per annum equal to 2.25% plus the LIBOR Rate. Principal and interest on the Term Loan is payable in consecutive monthly payments of principal and interest of $40,000.00, commencing April 1, 2012, and continuing until October 6, 2013, when all amounts under such loan will be due and payable. Interest on the Revolving Loan is payable monthly in arrears, beginning on April 1, 2012, and continuing until July 31, 2013, unless sooner terminated under the terms of the Credit Agreement, at which time all principal and other amounts are due and payable. The Loans may be prepaid in whole or in part at any time without penalty. Late payments are subject to a fee of 5% of the payment amount. After an Event of Default, as that term is defined in the loan documents, the Company agrees that the Bank can increase the interest rate by 3%. Borrowings under the Credit Agreement are secured by a first priority security interest in substantially all of the Company’s assets.

The Credit Agreement includes customary representations, warranties and covenants, and acceleration, indemnity and events of default provisions, including, among other things, two financial covenants, as detailed below. Non-financial covenants include the maintenance of Company assets in good operating condition, delivery of periodic financial statements to the Bank, maintenance of the Company’s principal bank accounts with the Bank, and maintenance of sufficient insurance. Negative covenants include restrictions on entering into mergers and consolidations; limitations on incurring additional indebtedness, liens or encumbrances; and limitations on making certain investments or entering into transactions with related persons.

Additionally, the Company may not directly or indirectly, declare or make any dividend payment or any other distribution of cash, property or assets on any shares of its capital stock if an Event of Default exists prior to, or would result from, such action. Effectively, any such dividends or distributions are subject to compliance with the financial covenants described below.

The financial covenants consist of a Debt Service Coverage Ratio (must be greater than or equal to 1.20 to 1.00, as of the last day of each fiscal quarter, on a rolling four quarters basis), and a Funded Debt to EBITDA Ratio (must be not more than 2.50 to 1.00, as of the last day of each fiscal year). For the purposes of the Credit Agreement, the following definitions apply:

•

“Debt Service Coverage Ratio” generally means the ratio of: (i) EBITDA plus non-cash stock- based compensation expense and net unrealized loss on warrants less the Company’s distributions, dividends and other extraordinary items to (ii) the consolidated sum of the Company’s Interest Expense and all principal payments on Indebtedness (excluding Fleet Leases and Realty Leases) that were due and payable by the Company.

•

“EBITDA” means the total of: (i) net income from continuing operations (excluding extraordinary gains or losses) and to the extent deducted in determining net income (ii) Interest Expense, (iii) income taxes, and (iv) depreciation, depletion and amortization expenses.

•	“Funded Debt” generally means all indebtedness for borrowed money and capitalized leases, excluding Fleet Leases, Realty Leases and Subordinated Debt.

•	“Funded Debt to EBITDA Ratio” means the ratio of (i) Funded Debt to (ii) the sum of EBITDA plus non-cash stock-based compensation expense and net unrealized loss on warrants.

There are no material relationships between the Company or its affiliates and the lender, other than as described above.

The foregoing descriptions of the Credit Agreement, Term Note, Revolving Line of Credit and Security Agreement are qualified in their entirety by reference to the Credit Agreement, Term Note, Revolving Line of Credit and Security Agreement, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 6, 2012, in connection with the Credit Agreement, the Company terminated the $8,000,000 revolving line of credit and $1,112,827 equipment term loan for the Company under that certain Second Amended and Restated Loan and Security Agreement between Computer Software Innovations, Inc. and RBC Bank (USA) dated September 14, 2007, as modified, and the loan documents referenced therein and related thereto (collectively the “Prior Loans”). The Prior Loans were paid in full and all commitments of RBC, and its successor PNC Bank, National Association (collectively “RBC/PNC”), under the Prior Loans were terminated. All obligations of the Company with respect to the Prior Loans were satisfied in full. Thus, the Prior Loans are of no longer effective, except for the indemnification and other provisions which by their terms survive the payment of the Prior Loans and the termination of RBC/PNC commitments. The liens and security interests of RBC/PNC in any and all of the property of the Company were released and terminated. No material termination fees or penalties were incurred by the Company in connection with the termination of the Prior Loans.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 1.01 above is hereby incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is hereby incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure contained in Item 1.01 above is hereby incorporated herein by reference.

Item 8.01.	Other Events.

On March 1, 2012, the Board scheduled the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 8, 2012 at 9:00 a.m. Eastern Standard Time at the Company’s headquarters located at 900 East Main Street, Suite T, Easley, South Carolina 29640. The Board also set April 2, 2012 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1*	Credit Agreement between Computer Software Innovations Inc. and Fifth Third Bank dated as of March 6, 2012.

10.2*	Commercial Promissory Note in the amount of $700,000 payable by Computer Software Innovations, Inc. to Fifth Third Bank dated March 6, 2012.

10.3*	Commercial Promissory Note in the amount of $8,000,000 payable by Computer Software Innovations, Inc. to Fifth Third Bank dated March 6, 2012.

10.4*	Security Agreement between Computer Software Innovations Inc. and Fifth Third Bank dated as of March 6, 2012.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: March 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Credit Agreement between Computer Software Innovations Inc. and Fifth Third Bank dated as of March 6, 2012.

10.2*	Commercial Promissory Note in the amount of $700,000 payable by Computer Software Innovations, Inc. to Fifth Third Bank dated March 6, 2012.

10.3*	Commercial Promissory Note in the amount of $8,000,000 payable by Computer Software Innovations, Inc. to Fifth Third Bank dated March 6, 2012.

10.4*	Security Agreement between Computer Software Innovations Inc. and Fifth Third Bank dated as of March 6, 2012.

*	Filed herewith.